Exhibit 4.2.7

                               AMENDMENT NO. 1 TO

                            COMPANY PLEDGE AGREEMENT

                  THIS AMENDMENT NO. 1 TO COMPANY PLEDGE AGREEMENT, (the "Amendment") is made and entered into as of June 12, 1997, by Foamex L.P., a Delaware limited partnership, having its principal office at 1000 Columbia Avenue, Linwood, PA 19061 (the "Pledgor") and Fleet National Bank (formerly known as Shawmut Bank, N.A.), a national banking association, having an office at One Federal Street, Boston, MA 02211 as trustee (the "Trustee"), for the holders of the Senior Secured Notes. This Amendment amends certain provisions of the Company Pledge Agreement between the Pledgor and the Trustee, dated as of June 3, 1993 (the "Pledge Agreement").

                  WHEREAS, the Pledgor and the Trustee entered into the Pledge Agreement to secure the Obligations of the Pledgor to the Securityholders pursuant to the terms of the Senior Secured Note Indenture;

                  WHEREAS, Foamex L.P. and Foamex Capital Corporation, as issuers, General Felt Industries, Inc., as guarantor, Foamex International Inc., as parent guarantor, and the Trustee have executed the Fourth Supplemental Indenture to the Senior Secured Note Indenture, which provides for, among other things, the granting by the Pledgor of certain Liens in the Collateral, the transfer of possession of the Collateral to a collateral agent pursuant to the terms of an intercreditor agreement, and the amendment of the Collateral Documents; and

                  WHEREAS, the Pledgor has requested that the Trustee enter into the Intercreditor Agreement and this Amendment.

                  NOW, THEREFORE, in consideration of the premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I.

                                   DEFINITIONS

                  Section 1.1. Definitions. Unless otherwise defined herein:

                  (a) the terms defined in the introductory paragraph and the Recitals to this Amendment shall have the respective meanings specified therein;

                  (b) capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Pledge Agreement; and
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                  (c) the following terms shall have the meanings specified
         below:

                  "Intercreditor Agreement" means an intercreditor agreement entered into between the Trustee and the holder of another Lien in the Collateral, on the terms and subject to the conditions set forth in the Senior Secured Note Indenture, including, without limitation, the Intercreditor Agreement, dated as of the date hereof, between the Trustee and The Bank of Nova Scotia and Citicorp USA, Inc.

                                   Article II.

                             AMENDMENT OF PROVISIONS

                  Section 2.1. Amendment of Section 3. Section 3 of the Pledge Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 3. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall either (a) be held pursuant to the terms of the Intercreditor Agreement, or (b) be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee."

                  Section 2.2.  Amendment of Section 4.

                  (a) Section 4(c) of the Pledge Agreement is hereby amended and restated in its entirety as follows:

                  "(c) The Pledgor is the legal, record and beneficial owner of the Collateral, free and clear of any Lien or claims of any person except for Liens not prohibited by the terms of the Senior Secured Note Indenture and the security interest created by this Company Pledge Agreement and any other Collateral Document."

                  (b) Section 4(e) of the Agreement is hereby amended and restated in its entirety as follows:

                  "(e) Upon the delivery to either (i) the agent under the Intercreditor Agreement, or (ii) the Trustee of the Collateral and (as to certain proceeds thereof) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Collateral pursuant to this Company Pledge Agreement creates a valid and perfected first priority security interest in the Collateral,


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

         securing the payment of the Obligations for the benefit of the Trustee and the Securityholders, and enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Senior Secured Note Indenture."

                  (c) Section 4(f) of the Pledge Agreement is hereby amended and restated in its entirety as follows:

                  "(f) Except as set forth in the Intercreditor Agreement, no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Company Pledge Agreement or for the execution, delivery or performance of this Company Pledge Agreement by the Pledgor (except for filings necessary to perfect Liens on the proceeds of the Collateral) or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Company Pledge Agreement or the remedies in respect of the Collateral pursuant to this Company Pledge Agreement, except, in each case, as may be required in connection with such disposition by laws affecting the offering and sale of securities."

                  Section 2.3.  Amendment of Section 6.

                  (a) Section 6(e) of the Pledge Agreement is hereby amended and restated in its entirety as follows:

                  "(e) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
         Section 6(a) shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all interest and principal payments and dividends or other distributions payable in respect of the Collateral shall be paid to the Trustee and the Pledgor's right to receive such payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease."

                  (b) Section 6(f) of the Pledge Agreement is hereby amended and restated in its entirety as follows:


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

                  "(f) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Trustee all such proxies and other instruments as the Trustee may reasonably request for the purpose of enabling the Trustee to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(e) above."

                  Section 2.4. Amendment of Section 7(b). Section 7(b) of the Pledge Agreement is hereby amended and restated in its entirety as follows:

                  "(b) Except as not prohibited by the Senior Secured Note Indenture, the Pledgor agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral, (ii) permit any Issuer to merge or consolidate, unless all outstanding capital stock owned by the Pledgor (or, in the case of a surviving corporation organized under the laws of a jurisdiction other than within the United States, an amount equal to the lesser of (A) all of the shares of capital stock of such surviving corporation owned by the Pledgor at such time, and (B) sixty-five percent (65%) of the total combined voting power of all classes of capital stock of such surviving corporation outstanding at such time) of the surviving corporation is, upon such merger or consolidation, pledged hereunder to the Trustee (or, in the case of a surviving corporation organized under the laws of a jurisdiction other than within the United States, to a Restricted Guarantor) or (iii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral."

                  Section 2.5. Amendment of Section 12. Section 12 of the Pledge Agreement is hereby amended by adding the following phrase after the title thereof "Remedies Upon Event of Default": "Except as otherwise set forth in an Intercreditor Agreement:".

                  Section 2.6. Amendment of Section 16.9. Section 16.9 of the Pledge Agreement is hereby amended and restated as follows:

                  "SECTION 16.9 Interpretation of Company Pledge Agreement. All terms not defined herein or in the


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

         Senior Secured Note Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Company Pledge Agreement conflicts with the Senior Secured Note Indenture, the Senior Secured Note Indenture shall control with respect to the subject matter of such term or provision. To the extent a term or provision of this Company Pledge Agreement or the Senior Secured Note Indenture conflicts with an Intercreditor Agreement, the Intercreditor Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Company Pledge Agreement shall not be relevant to determine the meaning of this Company Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection."

                                  Article III.

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Pledgor's Representations and Warranties . The Pledgor represents and warrants to the Trustee that this Amendment is authorized pursuant to the terms of the Senior Secured Note Indenture.

                                   Article IV.

                                  MISCELLANEOUS

                  Section 4.1. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 4.2. Severability. In the event that any provision in this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 4.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

                  Section 4.4. Effect of Amendment. Except as amended by this Amendment, the terms and provisions of the Pledge Agreement shall remain in full force and effect.

                  Section 4.5. Trustee. The Trustee accepts the amendments of the Pledge Agreement effected by this Amendment,


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

but only upon the terms and conditions set forth herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Pledgor, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Amendment, and the Trustee makes no representation with respect thereto.

                  [The remaining portion of this page is intentionally left blank.]

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



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative as of the date hereof.



ATTEST:                                  FOAMEX L.P.

/s/ Tambra S. King                       By:  FMXI, INC.
------------------                            its Managing General Partner

                                         By:/s/ George Karpinski
                                            ----------------------------------
                                              Name:  George Karpinski
                                              Title: Vice President


ATTEST:                                  FLEET NATIONAL BANK
                                         as Trustee
--------------------
                                         By:/s/ Gerald P. Beezley
                                            ----------------------------------
                                              Name:  Gerald P. Beezley
                                              Title: Vice President


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



STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared George Karpinski the Vice President of FMXI, INC., the Managing General Partner of Foamex L.P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said FMXI, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                               /s/ Susan Y. Choung
                               ------------------------------------------------
                               Notary Public, State of New York
                               ------------------------------------------------
                               Printed Name: Susan Y. Choung
                               ------------------------------------------------


My Commission Expires:

April 1, 1998
-------------------------------


STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Gerald P. Beezely, VP of FLEET NATIONAL BANK (formerly known as Shawmut Bank, N.A.), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said bank and that he executed the same as the act of such bank for the purposes and consideration therein expressed and in the capacity therein stated.



                               /s/ Susan Y. Choung
                               ------------------------------------------------
                               Notary Public, State of New York
                               ------------------------------------------------
                               Printed Name: Susan Y. Choung
                               ------------------------------------------------


My Commission Expires:

April 1, 1998
-------------------------------


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